UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2017

RENTECH, INC.

(Exact name of registrant as specified in its charter)

Colorado	001-15795	84-0957421
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2000 Potomac Street NW, 5th Floor Washington, DC	20007
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (202) 791-9040

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03  Material Modification to Rights of Security Holders.

Rentech, Inc. (the “Company”) entered into a Tax Benefit Preservation Plan, dated as of August 5, 2011 (the “Original Plan”), by and between the Company and Computershare Trust Company, N.A., as rights agent (the “Rights Agent”), as amended by the Amendment to the Tax Benefit Preservation Plan, dated as of August 1, 2014, by and between the Company and the Rights Agent (the “Amendment” and together with the Original Plan, the “Plan”).

On January 4, 2017, the Board of Directors of the Company determined that the Company’s net operating loss carryforwards have been fully utilized or are no longer available under Section 382 of the Internal Revenue Code of 1986, as amended.  As a result of such determination, the Plan expired in accordance with its terms, effective on such date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENTECH, INC.

Date: January 6, 2017	By:	/s/ Colin M. Morris
Colin M. Morris
Senior Vice President and General Counsel